Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 333-224686) on Form S-3 (Amendment No.3) of Future FinTech Group Inc. (the “Company”) of our report dated August 30, 2019, relating to the Company’s consolidated financial statements as of and for the year ended December 31, 2018 to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on December 04, 2020.

/s/ Wang Certified Public Accountant, P.C.

Wang Certified Public Accountant, P.C.

Flushing, NY

December 04, 2020